UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 16, 2010
FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Address of principal executive offices)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 16, 2010, First Potomac Realty Trust (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, First Potomac Realty Investment Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named on Schedule A thereto (collectively, the “Underwriters”), pursuant to which the Company agreed to offer and sell 5,500,000 common shares of beneficial interest, $0.001 par value per share, of the Company (the “Common Shares”). The closing of this offering is expected to occur on or about March 22, 2010. Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 825,000 Common Shares to cover overallotments. The Company estimates that the net proceeds from this offering, before offering expenses, will be approximately $76.2 million or approximately $87.6 million if the Underwriters’ overallotment option is exercised in full. The Company intends to contribute the net proceeds from this offering to the Operating Partnership in exchange for additional Operating Partnership units, and the Operating Partnership intends to use the net proceeds to pay down a portion of the balance outstanding under the Company’s unsecured revolving credit facility (the “Credit Facility”) and for general corporate purposes.
     The Company made certain customary representations, warranties and covenants concerning the Company and the registration statement in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The descriptions of the material terms of the Underwriting Agreement in this Item 1.01 are qualified in their entirety by reference to Exhibit 1.1.
     Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp., certain of the Underwriters in this offering, are lenders under the Credit Facility and may therefore receive a portion of the net proceeds from this offering through the partial repayment of indebtedness under the Credit Facility. Affiliates of KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC and BMO Capital Markets Corp. also act as agents in connection with the Credit Facility and have received and will continue to receive customary compensation in connection with the Credit Facility.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
No.	Description

1.1	Underwriting Agreement, dated March 16, 2010, by and among the Company, First Potomac Realty Investment Limited Partnership and KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named on Schedule A

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the Common Shares

8.1	Opinion of Hogan & Hartson LLP regarding certain tax matters

23.1	Consent of Hogan & Hartson LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
Date: March 19, 2010	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Underwriting Agreement, dated March 16, 2010, by and among the Company, First Potomac Realty Investment Limited Partnership and KeyBanc Capital Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several Underwriters named on Schedule A

5.1	Opinion of Hogan & Hartson LLP regarding the legality of the Common Shares

8.1	Opinion of Hogan & Hartson LLP regarding certain tax matters

23.1	Consent of Hogan & Hartson LLP (included in Exhibits 5.1 and 8.1)